EXHIBIT 23




                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Option plan of Coastal Caribbean Oils & Minerals, Ltd. of our report dated March 8, 2002, with respect to the consolidated financial statements of Coastal Caribbean Oils & Minerals, Ltd. in this Annual Report (Form 10-K) for the year ended December 31, 2001.



                                                   /s/ Ernst & Young LLP
Stamford, Connecticut
March 11, 2002